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                                                                    EXHIBIT 2.3


                               SCHOLASTIC BRANDS, INC.
                               c/o CASTLE HARLAN, INC.
                                 150 East 58th Street
                               New York, New York 10155


                                                      December 16, 1996


CJC Holdings, Inc.
CJC North America, Inc.
7211 Circle S Road
Austin, Texas 78745

              Re:  Asset Purchase Agreement
                   ------------------------

Gentlemen:

              Reference is made to the Asset Purchase Agreement, dated as of May 20, 1996, as amended by an Amendment thereto dated November 21, 1996 (the "Agreement"), by and among Scholastic Brands, Inc. (formerly known as Class Rings, Inc., "Buyer"), CJC Holdings, Inc. ("Seller"), and CJC North America, Inc. All defined terms used herein which are not defined herein shall have the meanings ascribed to them in the Agreement.

              You and we hereby agree to further amend the Agreement in accordance with Section 10.11 thereof to provide as follows:

                   1. Subsection 1.7 of the Agreement is hereby deleted and there is hereby added a new subsection 1.7 that provides as follows:

                        "1.7 ALLOCATION OF PURCHASE PRICE.
                   The Purchase Price shall be allocated
                   among the Assets based on their fair
                   market value in accordance with Section
                   1060 of the Code and the Treasury
                   Regulations thereunder. Buyer shall
                   prepare such an allocation of the
                   Purchase Price and deliver such
                   allocation to Seller not later than 45
                   days after the Closing Date, which
                   allocation shall be binding and
                   conclusive provided that there is a
                   reasonable basis for such allocation
                   under Section 1060 of the Code and the
                   Treasury Regulations thereunder. Seller
                   and Buyer agree to complete IRS Form
                   8594 consistently with such Allocation
                   and to furnish each other with a copy of such form prepared in draft form not later than 45 days prior to the filing due date of such form. Neither Seller nor Buyer shall file any


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CJC Holdings,Inc.,
CJC North America, Inc.
December 16, 1996
Page 2

                   Tax Return or take any position with any taxing authority that is inconsistent with such allocation."

                   2. Seller hereby represents and warrants the Uniform Commercial Code filing number 208604 filed with the Secretary of State of Texas on October 26, 1995 by secured party Bank One, Texas N.A. against debtor Jan Barron d/b/a Keepsake does not relate to any indebtedness of the Seller, nor does such filing relate to or in any way result in Bank One Texas N.A. having any security interest or claim against any of the Assets. Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all damages, liabilities, costs on expenses arising from or in connection with or relating to such UCC filing.

              If you are in agreement with the foregoing, please sign this letter in the space below and return a copy to the undersigned. Except as otherwise expressly amended hereby, all provisions of the Agreement shall remain the same. The Agreement shall remain in full force and effect.

                                       Very truly yours,

                                       SCHOLASTIC BRANDS, INC.

                                       By: /s/ David B. Pittaway
                                           --------------------------
                                                 David B. Pittaway
                                                 President


ACCEPTED AND AGREED TO
this 16th day of December, 1996:

CJC HOLDINGS, INC.

By: /s/ Jeffrey H. Brennan
    -------------------------------
         Name: Jeffrey H. Brennan
         Title: President


CJC NORTH AMERICA, INC.

By: /s/ Jeffrey H. Brennan
    -------------------------------
         Name: Jeffrey H. Brennan
         Title: Vice President